Exhibit 10.21

FIRST AMENDMENT TO THE

BANKATLANTIC BANCORP, INC.

2005 Restricted Stock and Option Plan

WHEREAS, this amendment to the BankAtlantic Bancorp, Inc. (the “Company”) 2005 Restricted Stock and Option Plan (the “Plan”),  adopted by the Company’s Board of Directors (the “Board”) on April 5, 2005, is entered into on this 3rd day of March, 2015 (the “Effective Date”);  and

WHEREAS,  the Board desires to amend the Plan to allow for the delivery of restricted stock awards pursuant to a “restricted stock unit” agreement.

NOW, THEREFORE,  the Plan shall be amended as follows:

1.  Amendment to Section 8.1.    Section 8.1 shall be deleted in its entirety and replaced with the following:

“8.1In General.

(a) Each Restricted Stock by an Award Notice issued by the Committee to the Award Recipient containing such terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe, including, without limitation, any of the following terms or conditions:

(i) the number of Shares covered by the Restricted Stock Award;

(ii) the amount (if any) which the Award Recipient shall be required to pay to the Company in consideration for the issuance of such Shares (which shall in on event be less than the minimum amount required for such Shares to be validly issued, fully paid and nonassessable under applicable law);

(iii) whether the Restricted Stock Award is a Performance-Based Award and, if it is, the applicable Performance Goal or Performance Goals;

(iv) the date of grant of the Restricted Stock Award;

(v) the vesting date for the Restricted Stock Award.

(b) Restricted Stock Awards may be in the form of issued and outstanding Shares that shall be either:

(i) registered in the name of the Committee for the benefit of the Award Recipient and held by the Committee pending the vesting of the Restricted Stock Award;

(ii) registered in the name of the Award Recipient and held by the Committee, together with a stock power executed by the Award Recipient in favor of the Committee, pending the vesting or forfeiture of the Restricted Stock Award; or

(iii) registered in the name and delivered to the Award Recipient.

In any event, the certificates evidencing the Shares shall at all times prior to the applicable vesting date bear the following legend:

The Class A Common Stock evidenced hereby is subject to the terms of a Restricted Stock Award agreement between BankAtlantic Bancorp, Inc. and [Name of Award Recipient] dated [Date] made pursuant to the terms of the BankAtlantic Bancorp, Inc. 2005 Restricted Stock and Option Plan, copies of which are on file at the executive offices of BankAtlantic Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Agreement.

and/or such other restrictive legend as the Committee, in its discretion, may specify.

(c) Restricted Stock Awards may also be in the form of “restricted stock units,” where no Shares are issued and outstanding until the Vesting Date(s) or, alternatively, until the Performance Goals have been satisfied.  Each unit represents to the right to receive one share of Class A Common Stock upon vesting.  On each Vesting Date, or when the Performance Goals are met in the case of a Performance-Based Award, the appropriate number of Shares will then be issued and outstanding, registered in the name of the Award Recipient, and at that time, such Shares shall be freely transferable without restriction and the Award Recipient shall have all rights of beneficial ownership.

(d) Except as otherwise provided by the Committee, a Restricted Stock Award shall not be transferable by the Award Recipient other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Restricted Stock Award shall be distributable, during the lifetime of the Award Recipient, only to the Award Recipient.

2.Governing Law. This Amendment shall be construed and enforced in accordance with the law of the State of Florida, without giving effect to the conflict of law principles thereof.

3.No Other Changes. Except as expressly modified hereby, the terms and conditions of the Plan shall continue in full force and effect.